Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Form of Amendment to Janus Investment Fund Sub-Advisory Agreement - Janus International Equity Fund is incorporated herein by reference to Exhibit
(d)(218) to Post-Effective Amendment No. 185 to Janus Investment Fund registration statement on Form N-1A, filed on January 28, 2013; accession number 0000950123-13-000593 (File No. 2-34393).

Amendment to Janus Investment Fund Sub-Advisory Agreement - Perkins Global Value Fund is incorporated herein by reference to Exhibit (d)(219) to Post-Effective Amendment No. 185 to Janus Investment Fund registration statement on Form N-1A, filed on January 28, 2013; accession number 0000950123-13-000593 (File No. 2-34393).

Janus Investment Fund Sub-Advisory Agreement - Janus International Equity Fund is incorporated herein by reference to Exhibit (d)(224) to Post-Effective Amendment No. 188 to Janus Investment Fund registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).

Amendment  to  Janus  Investment  Fund  Investment  Advisory  Agreement  - Janus
Worldwide Fund is incorporated herein by reference to Exhibit (d)(228) to Post-Effective Amendment No. 188 to Janus Investment Fund registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).